QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.6

Consent of Nominee for Director of DryShips, Inc.

        I hereby consent to the reference to me under the caption "Management" in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of DryShips, Inc.

/s/ P. TSIRIGAKIS Name: P. TSIRIGAKIS Date: January 13, 2005

QuickLinks

  Exhibit 23.6
Consent of Nominee for Director of DryShips, Inc.